Exhibit 99.1

Press Release

ATK ANNOUNCES PLAN TO REFINANCE ITS CREDIT FACILITIES

Minneapolis, September 8, 2010 — Alliant Techsystems Inc. (NYSE: ATK) today announced that it is in discussions with a group of lenders about refinancing its existing senior credit facilities, consisting of a $500.0 million revolving credit facility and a $257.8 million term loan.  ATK hopes to replace the existing facilities with a new 5-year senior credit facility of up to $1.0 billion, consisting of a $600.0 million revolving credit facility and a $400.0 million term loan.

ATK is a premier aerospace and defense company with more than 18,000 employees in 24 states, Puerto Rico and internationally, and revenues of approximately $4.8 billion. News and information can be found on the Internet at www.atk.com.

Certain information discussed in this press release constitutes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Although ATK believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from those projected.  ATK undertakes no obligation to update any forward-looking statements.  For further information on factors that could impact ATK, and statements contained herein, please refer to ATK’s most recent Annual Report on Form 10-K and its subsequent quarterly report on Form 10-Q and current reports on Form 8-K filed with the SEC.

For Immediate Release

Media Contact:	Investor Contact:

Bryce Hallowell	Jeff Huebschen
Phone: 952-351-3087	Phone: 952-351-2929
E-mail: bryce.hallowell@atk.com	E-mail: jeff.huebschen@atk.com